Exhibit 99.1

                                                           news release

                          CONTACT:
                          Cheryl D. Hodges
                          (859) 392-3331

OMNICARE REPORTS FOURTH-QUARTER AND
FULL-YEAR 2009 RESULTS

•	Adjusted Diluted EPS from Continuing Operations of 74 Cents, Including Favorable Income Tax Adjustment of $13.0 Million, or 11 Cents Per Diluted Share
•	Company Achieves 16% Growth in Full-Year 2009 Adjusted Diluted EPS from Continuing Operations Before Income Tax Adjustment
•	Fourth Quarter and Full-Year 2009 Operating Cash Flow Remain Strong
•	Company’s 2010 Outlook for Adjusted EPS In Line with Street Consensus Estimates

COVINGTON, Ky., February 25, 2010 – Omnicare, Inc. (NYSE:OCR), one of the nation's leading providers of pharmaceutical care for the elderly, today reported financial results for its fourth quarter and full year ended December 31, 2009.

Commenting on the fourth-quarter and full-year results, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “We are pleased to report fourth-quarter results (before tax benefits) that were in line with expectations and complete a year in which we achieved 16% year-over-year growth in adjusted earnings per diluted share from continuing operations (before tax benefits).

“For 2009, our results demonstrated the benefits of scale combined with operational discipline, especially with regard to cost reduction initiatives that met or exceeded established goals.  Importantly, we substantially completed the Omnicare Full Potential Plan, with the program reaching its targeted annualized savings run rate by year-end.  Moreover, we continued to make further progress in customer development and retention, while also benefitting from growth in our specialty pharmacy business and certain favorable pharmaceutical marketplace trends.  These factors more than offset the headwinds associated with drug reimbursement actions and softness in our CRO business.  Our operating performance and working capital management contributed to

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

yet another year of significant cash flow generation in 2009, allowing us to further strengthen our financial position.”

Fourth-Quarter Results

Financial results from continuing operations for the quarter ended December 31, 2009 under U.S. Generally Accepted Accounting Principles (“GAAP”), including a favorable income tax benefit, restructuring and related charges, the effects of recently adopted accounting rules and other special items described below, as compared with the same prior-year period, were as follows:

•	Earnings per diluted share were 69 cents versus 25 cents
•	Income from continuing operations was $81.8 million as compared with $29.1 million
•	Sales were $1,539.7 million as compared with $1,574.3 million

Results for both the fourth quarter of 2009 and 2008 include the impact of special items and accounting changes (described below) totaling $17.2 million pretax and $67.3 million pretax, respectively.  Adjusting for these special items and accounting changes, but including the impact of the aforementioned favorable income tax adjustment, results from continuing operations for the quarter ended December 31, 2009 and 2008, respectively, were as follows:

•	Adjusted earnings per diluted share were 74 cents versus 67 cents
•	Adjusted income from continuing operations was $87.1 million as compared with $78.4 million
•	Sales were $1,539.7 million as compared with $1,574.3 million

As mentioned above, the fourth-quarter 2009 results include a favorable income tax adjustment of approximately $13 million, or 11 cents per diluted share, primarily attributable to the reversal of certain unrecognized tax benefits for tax positions settled through the expiration of statutes of limitations.

Financial Position

Cash flow from continuing operations for the quarter ended December 31, 2009 was $51.3 million versus $105.9 million in the comparable prior-year quarter.  Included in the fourth quarter of 2009 was a partial payment of $63 million on a previously disclosed settlement of $98 million (plus interest) reached in November 2009.

Full-year 2009 cash flow from continuing operations was $482.3 million, which included the aforementioned settlement payment of $63 million.  For the comparable prior-year period, cash flow from continuing operations was $436.2 million, which included one extra weekly payment to the Company’s drug wholesaler of approximately $65 million.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations for the fourth quarter of 2009, including the special items and accounting changes discussed below, was $159.9 million versus $121.9 million in the fourth quarter of 2008.  Excluding the special items and accounting changes, adjusted

EBITDA from continuing operations in the 2009 fourth quarter was $168.5 million as compared with $182.6 million in the 2008 fourth quarter.

During 2009, the Company repaid $275.0 million of its senior term A loan, and at December 31, 2009 had no borrowings outstanding on its revolving credit facility and $291.0 million in cash on its balance sheet.  The Company’s total debt to total capital at December 31, 2009 was 35.2%, down approximately 400 basis points from 39.2% at December 31, 2008 as restated for the retrospective adoption of the authoritative guidance for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).

Full-Year Results

Financial results from continuing operations for the year ended December 31, 2009, as compared with the full year 2008, including the impact of the favorable income tax adjustment and the special items and accounting changes described below were as follows:

•	Earnings per diluted share were $2.00 versus $1.22
•	Income from continuing operations was $234.8 million as compared with $144.5 million
•	Sales were $6,166.2 million as compared with $6,205.7 million

Results from continuing operations for both the full year 2009 and 2008 include the impact of special items and accounting changes (which are described later herein) of $140.5 million pretax and $167.4 million pretax, respectively.  Adjusting for these special items, but including the impact of the favorable income tax adjustment, results for the full year 2009 and 2008, respectively, were as follows:

•	Adjusted earnings per diluted share were $2.78 versus $2.16
•	Adjusted income from continuing operations was $327.4 million as compared with $255.3 million
•	Sales were $6,166.2 million as compared with $6,205.7 million

As mentioned earlier herein, the 2009 full-year results include favorable income tax adjustments of approximately $32 million, or 27 cents per diluted share, primarily attributable to the reversal of certain unrecognized tax benefits for tax positions settled through the expiration of statutes of limitations.

EBITDA from continuing operations for the full year 2009, including special items and accounting changes, was $582.1 million versus $513.1 million in the comparable prior-year period.  Excluding special items and accounting changes, adjusted EBITDA from continuing operations for 2009 was $689.0 million as compared with $654.6 million in 2008.

To facilitate comparisons and to enhance the understanding of core operating performance, the discussion which follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items and accounting changes described elsewhere herein, and to present results on a continuing operations basis.  For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

Pharmacy Services Business

Omnicare's pharmacy services business generated revenues of $1,505.4 million for the fourth quarter of 2009 as compared with sales of $1,525.3 million in the fourth quarter of 2008.  Adjusted operating profit in this business was $160.5 million in the 2009 fourth quarter as compared with $180.2 million earned in the same 2008 quarter.  For the full year 2009, pharmacy services sales were $6,009.5 million as compared with sales of $6,002.4 million in 2008.  Adjusted operating profit for the full year 2009 was $662.5 million versus $640.0 million in 2008.

At December 31, 2009, Omnicare served long-term care facilities as well as chronic care and other settings comprising approximately 1,377,000 beds, including approximately 68,000 patients served under the patient assistance programs of its specialty pharmacy services business.  The comparable number at September 30, 2009 was 1,389,000 beds (including approximately 63,000 patients served under the patient assistance programs of the specialty pharmacy services business).  The comparable number at December 31, 2008 was 1,390,000 beds (including approximately 68,000 patients served under the patient assistance programs of the specialty pharmacy services business).  The Company noted that the number of beds served at December 31, 2009 reflects approximately 10,500 beds voluntarily foregone owing to pricing or payment issues as well as facility closures or sales.

Revenues in the pharmacy services business in the 2009 fourth quarter were modestly lower than in the 2008 fourth quarter owing primarily to the increased availability and utilization of generic drugs, reductions in reimbursement and/or utilization for certain drugs, and a lower net number of beds served, along with a shift in mix toward assisted living which typically has lower penetration rates, partially offset by the benefit of drug price inflation and strong growth in specialty pharmacy services.  The year-over-year decrease in fourth-quarter operating profit was due primarily to reductions in reimbursement and/or utilization for certain drugs, partially offset by the increased use of generic drugs as well as reduced costs and increased productivity associated with the Full Potential Plan and strategic sourcing initiatives.

For the full year 2009, pharmacy services sales increased modestly from the previous year, benefitting largely from drug price inflation, strong growth in specialty pharmacy services and the increased use of certain higher acuity drugs.  These factors were partially offset primarily by the increased use of generic drugs, reductions in reimbursement and/or utilization for certain drugs and a lower net number of beds served, along with a shift in mix toward assisted living.  The year-over-year growth in operating profit for 2009 was due primarily to the greater use of generic drugs, drug price inflation, continued strong growth in specialty pharmacy services and the reduced costs and increased productivity attributable to the Full Potential Plan and strategic sourcing initiatives.  Partially offsetting these factors were primarily reductions in reimbursement and/or utilization for certain drugs.

CRO Business

The Company's CRO business generated revenues of $34.3 million on a GAAP basis for the fourth quarter of 2009 as compared with the $49.1 million in revenues generated in the same prior-year quarter.  Included in the 2009 and 2008 periods were reimbursable out-of-pocket expenses totaling $4.2 million and $6.8 million, respectively.  Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $30.1 million for the 2009 fourth quarter as compared with $42.2 million for the same prior-year period.  Adjusted operating profit for the 2009 fourth quarter totaled $0.4 million versus $5.2 million in the same prior-year period.

For the full year 2009, revenues within the Company’s CRO business, on a GAAP basis, were $156.7 million, as compared with the $203.3 million for 2008.  Included in the 2009 and 2008 periods were reimbursable out-of-pocket expenses totaling $18.5 million and $31.3 million, respectively.  Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $138.2 million for 2009 as compared with $172.0 million for 2008.  Adjusted operating profit was $5.8 million in 2009 versus $17.6 million in 2008.  Backlog at December 31, 2009 was $205.3 million.

Special Items

As noted above, the results for the fourth quarter of 2009 include the impact of special items and accounting changes totaling approximately $17.2 million pretax ($5.2 million aftertax, or approximately 4 cents per diluted share).  Operating income from continuing operations for the fourth quarter of 2009 includes a pretax charge of $10.1 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, special litigation charges of $5.7 million pretax associated with litigation and other related charges in connection primarily with certain government-related inquiries, reviews and certain large customer disputes, and $1.4 million in pretax non-cash charges relating primarily to stock option expense under the prior implementation of the authoritative guidance for share-based payment accounting change.  The 2009 fourth-quarter results also include a pretax benefit of $6.4 million relating to a partial insurance settlement related to the closure of one of the Company’s repackaging operations, partially offset by additional charges associated with this matter.

As a result of the Company’s retrospective adoption of the authoritative guidance for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement), effective January 1, 2009, results for the fourth quarter of 2009 also include an incremental, non-cash interest expense of $7.2 million pretax.  In addition, the Company reported a pretax credit in the 2009 fourth quarter of $0.8 million comprised primarily of a reduction in the Company’s original estimate of contingent consideration payable for acquisitions under the recently adopted authoritative guidance for business combinations, partially offset by professional fees for 2009 acquisitions.

The results for the fourth quarter of 2008 include the impact of special items and an accounting change totaling $67.3 million pretax ($49.3 million aftertax, or approximately

42 cents per diluted share).  Operating income from continuing operations for the fourth quarter of 2008 includes special litigation charges of $48.1 million pretax associated with litigation and other related professional fees in connection primarily with certain government inquiries, the Company’s lawsuit against UnitedHealth Group, Inc. and its affiliates and certain large customer disputes, a pretax charge of $10.9 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, pretax charges of $6.7 million pertaining to the aforementioned adoption of the new convertible debt authoritative guidance, and a pretax charge of $1.6 million relating to incremental charges associated with the closure of one of the Company’s repackaging operations.

Results for the full year 2009 include special items totaling $140.5 million pretax ($92.6 million aftertax, or approximately 79 cents per diluted share), including $77.5 million pretax associated with the above-mentioned litigation and other related charges, $29.2 million pretax for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, pretax non-cash charges of $28.0 million pertaining to the adoption of the aforementioned new convertible debt authoritative guidance, $5.6 million in pretax non-cash charges relating primarily to stock option expense under share-based payment authoritative guidance, and $1.4 million pretax relating to the adoption of recently issued authoritative guidance for business combinations.  The full-year 2009 results also include a benefit of $1.1 million pretax relating to a partial insurance settlement, net of incremental charges associated with the closure of one of the Company’s repackaging operations.

Results for the full year 2008 include special items totaling $167.4 million pretax ($110.8 million aftertax, or approximately 94 cents per diluted share), including $99.3 million pretax associated with the above-mentioned litigation and other related professional fees, $35.8 million pretax for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, pretax non-cash charges of $25.9 million pertaining to the adoption of the aforementioned new convertible debt authoritative guidance, and $6.4 million pretax relating to incremental costs associated with the closure of one of the Company’s repackaging operations.

Outlook

The Company expects full-year 2010 earnings from continuing operations, as adjusted to exclude special items and accounting changes, to be in the range of $2.60-$2.70 per diluted share, which the Company noted is in line with current Street consensus estimates.   Additionally, the Company anticipates cash flow from continuing operations (excluding one-time settlement payments) to be in the range of $500-$550 million.

Webcast Today

The Company will hold a conference call to discuss 2009 fourth-quarter and full-year results as well as its outlook for 2010 today, Thursday, February 25, at 11:00 a.m. ET.  The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522
Calling from other countries: 706-634-6522
Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly.  Omnicare serves residents in long-term care facilities, chronic care and other settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada.  Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings.  Omnicare's pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals.  Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 31 countries worldwide.  For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact.  Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated.  The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to:  overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in the calculation of average wholesale price; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008
	(a)(c)(e)(g)	(a)(b)(c)(e)	(a)(c)(f)(g)	(a)(b)(c)(f)

Net sales	$1,539,696	$1,574,314	$6,166,209	$6,205,715
Cost of sales	1,177,356	1,165,937	4,673,848	4,648,173
Repack matters	(6,314)	1,356	(2,642)	5,531
Gross profit	368,654	407,021	1,495,003	1,552,011
Selling, general and administrative
expenses	198,722	227,083	821,740	908,586
Provision for doubtful accounts	22,136	27,014	93,215	106,439
Restructuring and other related charges	10,060	10,897	29,155	35,784
Litigation and other related charges	5,688	48,124	77,449	99,267
Repack matters	(46)	286	1,503	914
Acquisition and other related costs	(819)	-	1,399	-
Operating income	132,913	93,617	470,542	401,021
Investment income	5,029	3,771	9,670	9,782
Interest expense	(29,246)	(33,905)	(119,896)	(143,073)
Amortization of discount on convertible notes	(7,194)	(6,669)	(27,977)	(25,934)
Income from continuing operations before income taxes	101,502	56,814	332,339	241,796
Income tax expense	19,654	27,669	97,523	97,270
Income from continuing operations	81,848	29,145	234,816	144,526
Loss from discontinued operations (a)	(2,053)	(1,516)	(22,893)	(4,053)
Net income	$79,795	$27,629	$211,923	$140,473

Earnings (loss) per common share - Basic:(d)
Continuing operations	$0.70	$0.25	$2.01	$1.23
Discontinued operations (a)	(0.02)	(0.01)	(0.20)	(0.03)
Net income	$0.68	$0.24	$1.81	$1.20

Earnings (loss) per common share - Diluted:(d)
Continuing operations	$0.69	$0.25	$2.00	$1.22
Discontinued operations (a)	(0.02)	(0.01)	(0.19)	(0.03)
Net income	$0.68	$0.24	$1.80	$1.19

Weighted average number of common
shares outstanding:
Basic	117,462	116,166	117,094	117,466
Diluted	117,980	116,965	117,777	118,313

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (h)
Excluding Reimbursable Out-of-Pockets and Special Items
(000s)
Unaudited

				Corporate
	Pharmacy	CRO		and	Consolidated
	Services (a)	Services		Consolidating	Totals (a)
Three months ended December 31, 2009 (a):

Adjusted net sales	$1,505,405	$30,131	(i)	$-	$1,535,536	(i)

Adjusted operating income (expense) from continuing operations (j)	$160,504	$436		$(18,062)	$142,878
Depreciation and amortization expense	19,929	413		13,877	34,219
Amortization of discount on convertible notes	-	-		(7,194)	(7,194)
Incremental share-based payment amortization expense	-	-		(1,396)	(1,396)
Adjusted earnings before interest, income taxes, depreciation
and amortization ("EBITDA") from continuing operations (j)(k)	$180,433	$849		$(12,775)	$168,507

Three months ended December 31, 2008 (a)(b):

Adjusted net sales	$1,525,262	$42,212	(i)	$-	$1,567,474	(i)

Adjusted operating income (expense) from continuing operations (j)	$180,232	$5,217		$(31,169)	$154,280
Depreciation and amortization expense	20,657	474		13,867	34,998
Amortization of discount on convertible notes	-	-		(6,669)	(6,669)

Adjusted EBITDA from continuing operations (j)(k)	$200,889	$5,691		$(23,971)	$182,609

Year ended December 31, 2009 (a):

Adjusted net sales	$6,009,502	$138,239	(i)	$-	$6,147,741	(i)

Adjusted operating income (expense) from continuing operations (j)	$662,464	$5,763		$(85,188)	$583,039
Depreciation and amortization expense	81,611	1,882		56,083	139,576
Amortization of discount on convertible notes	-	-		(27,977)	(27,977)
Incremental share-based payment amortization expense	-	-		(5,633)	(5,633)

Adjusted EBITDA from continuing operations (j)(k)	$744,075	$7,645		$(62,715)	$689,005

Year ended December 31, 2008 (a)(b):

Adjusted net sales	$6,002,395	$172,019	(i)	$-	$6,174,414	(i)

Adjusted operating income (expense) from continuing operations (j)	$639,986	$17,603		$(115,072)	$542,517
Depreciation and amortization expense	80,010	1,836		56,147	137,993
Amortization of discount on convertible notes	-	-		(25,934)	(25,934)

Adjusted EBITDA from continuing operations (j)(k)	$719,996	$19,439		$(84,859)	$654,576

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited
	December 31,
	2009 (a)	2008 (a)(b)
ASSETS
Current assets:
Cash and cash equivalents	$275,709	$214,668
Restricted cash	15,264	1,891
Accounts receivable, net	1,208,595	1,337,558
Unbilled receivables, CRO	21,868	22,329
Inventories	368,477	449,023
Deferred income tax benefits	113,575	134,249
Other current assets	197,492	176,989
Current assets of discontinued operations	18,627	34,986
Total current assets	2,219,607	2,371,693
Properties and equipment, net	208,969	208,527
Goodwill	4,273,695	4,211,221
Identifiable intangible assets, net	297,153	329,446
Other noncurrent assets	278,821	272,113
Noncurrent assets of discontinued operations	45,859	57,245
Total noncurrent assets	5,104,497	5,078,552
Total assets	$7,324,104	$7,450,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$256,886	$333,728
Accrued employee compensation	43,688	50,082
Deferred revenue, CRO	11,226	23,227
Current debt	127,071	1,784
Other current liabilities	173,972	221,632
Current liabilities of discontinued operations	7,206	10,336
Total current liabilities	620,049	640,789
Long-term debt, notes and convertible debentures	1,980,239	2,352,824
Deferred income tax liabilities	571,622	525,426
Other noncurrent liabilities	276,201	276,284
Noncurrent liabilities of discontinued operations	-	53
Total noncurrent liabilities	2,828,062	3,154,587
Total liabilities	3,448,111	3,795,376
Stockholders' equity	3,875,993	3,654,869
Total liabilities and stockholders' equity	$7,324,104	$7,450,245

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three months ended	Twelve months ended
	December 31, 2009 (a)	December 31, 2009 (a)
Cash flows from operating activities:
Net income	$79,795	$211,923
Loss from discontinued operations	2,053	22,893
Adjustments to reconcile net income to net cash
flows from operating activities:
Depreciation expense	12,105	49,440
Amortization expense	22,114	90,136
Changes in assets and liabilities, net of effects
from acquisition and divestiture of businesses (m)	(64,751)	107,957
Net cash flows from operating activities of continuing operations (m)	51,316	482,349
Net cash flows from operating activities of discontinued operations	877	1,445
Net cash flows from operating activities (m)	52,193	483,794

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(28,391)	(92,889)
Capital expenditures	(4,599)	(30,865)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	(11,085)	(10,547)
Disbursements for loans and investments	(1,200)	(6,800)
Other	(1,250)	(3,179)
Net cash flows used in investing activities of continuing operations	(46,525)	(144,280)
Net cash flows used in investing activities of discontinued operations	(53)	(557)
Net cash flows used in investing activities	(46,578)	(144,837)

Cash flows from financing activities:
Payments on revolving credit facility, term A loan and long-term
borrowings and obligations	(50,216)	(276,592)
Increase/(decrease) in cash overdraft balance	1,086	(637)
Payments for stock awards and exercise of
stock options, net of stock tendered in payment	(498)	9,666
Excess tax benefits from stock-based compensation	-	2,367
Dividends paid	(2,690)	(10,733)
Net cash flows used in financing activities of continuing operations	(52,318)	(275,929)
Net cash flows used in financing activities of discontinued operations	(479)	(479)
Net cash flows used in financing activities	(52,797)	(276,408)

Effect of exchange rate changes on cash	(901)	(1,099)

Net (decrease) increase in cash and cash equivalents	(48,083)	61,450
Less increase in cash and cash equivalents of discontinued operations	345	409
(Decrease) increase in cash and cash equivalents of continuing operations	(48,428)	61,041
Cash and cash equivalents at beginning of period	324,137	214,668
Cash and cash equivalents at end of period	$275,709	$275,709

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s, except per share amounts)
Unaudited

	Three months ended		Year ended
	December 31,		December 31,
	2009 (a)	2008 (a)(b)	2009 (a)	2008 (a)(b)
Adjusted net sales:
Net sales (c)	$1,539,696	$1,574,314	$6,166,209	$6,205,715
Reimbursable out-of-pockets (c)	(4,160)	(6,840)	(18,468)	(31,301)
Adjusted net sales, excluding reimbursable out-of-pockets (i)	$1,535,536	$1,567,474	$6,147,741	$6,174,414
Adjusted gross profit:
Gross profit	$368,654	$407,021	$1,495,003	$1,552,011
Special items (j)	(6,314)	1,356	(2,642)	5,531
Adjusted gross profit (j)	$362,340	$408,377	$1,492,361	$1,557,542
Adjusted operating income (earnings
before interest and income taxes, "EBIT"):
EBIT	$132,913	$93,617	$470,542	$401,021
Special items (j)	9,965	60,663	112,497	141,496
Adjusted EBIT (j)	$142,878	$154,280	$583,039	$542,517
Adjusted income from continuing operations before income taxes:
Income from continuing operations before income taxes	$101,502	$56,814	$332,339	$241,796
Special items (j)	17,159	67,332	140,474	167,430
Adjusted income from continuing operations before income taxes (j)	$118,661	$124,146	$472,813	$409,226
Adjusted income, net of taxes:
Income from continuing operations (g)	$81,848	$29,145	$234,816	$144,526
Special items, net of taxes (j)	5,202	49,300	92,582	110,755
Adjusted income from continuing operations (g)(j)	87,050	78,445	327,398	255,281
Loss from discontinued operations (a)	(2,053)	(1,516)	(22,893)	(4,053)
Adjusted net income (g)(j)	$84,997	$76,929	$304,505	$251,228

Adjusted earnings per share ("EPS"): (d)
Basic earnings per share from continuing operations (g)	$0.70	$0.25	$2.01	$1.23
Special items, net of taxes (j)	0.04	0.42	0.79	0.94
Adjusted basic earnings per share from continuing operations (g)(j)	$0.74	$0.68	$2.80	$2.17
Basic earnings per share from discontinued operations	(0.02)	(0.01)	(0.20)	(0.03)
Adjusted basic earnings per share (g)(j)	$0.72	$0.66	$2.60	$2.14
Diluted earnings per share from continuing operations (g)	$0.69	$0.25	$2.00	$1.22
Special items, net of taxes (j)	0.04	0.42	0.79	0.94
Adjusted diluted earnings per share from continuing operations (g)(j)	$0.74	$0.67	$2.78	$2.16
Diluted earnings per share from discontinued operations	(0.02)	(0.01)	(0.19)	(0.03)
Adjusted diluted earnings per share (g)(j)	$0.72	$0.66	$2.59	$2.13

Adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") from continuing operations: (k)
EBIT from continuing operations	$132,913	$93,617	$470,542	$401,021
Depreciation and amortization expense	34,219	34,998	139,576	137,993
Amortization of discount on convertible notes	(7,194)	(6,669)	(27,977)	(25,934)
EBITDA from continuing operations (k)	159,938	121,946	582,141	513,080
Special items (j)	8,569	60,663	106,864	141,496
Adjusted EBITDA from continuing operations (j)(k)	$168,507	$182,609	$689,005	$654,576

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s)
Unaudited

	Three months ended		Year ended
	December 31,		December 31,
	2009 (a)	2008 (a)(b)	2009 (a)	2008 (a)(b)

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations (k)	$159,938	$121,946	$582,141	$513,080
(Subtract)/Add:
Interest expense, net of investment income	(24,217)	(30,134)	(110,226)	(133,291)
Income tax provision	(19,654)	(27,669)	(97,523)	(97,270)
Changes in assets and liabilities, net of effects from
acquisition and divestiture of businesses	(64,751)	41,782	107,957	153,637
Net cash flows from operating activities of continuing operations	51,316	105,925	482,349	436,156
Net cash flows from operating activities of discontinued operations	877	387	1,445	2,041
Net cash flows from operating activities	$52,193	$106,312	$483,794	$438,197

Free cash flow from continuing operations: (l)
Net cash flows from operating activities of continuing operations	$51,316	$105,925	$482,349	$436,156
Capital expenditures	(4,599)	(13,927)	(30,865)	(59,606)
Dividends	(2,690)	(2,671)	(10,733)	(10,751)
Free cash flow from continuing operations (l)	$44,027	$89,327	$440,751	$365,799

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT from continuing operations	$158,949	$120,460	$568,502	$503,144
Special items (j)	1,555	59,772	93,962	136,842
Adjusted EBIT from continuing operations - Pharmacy Services (j)	$160,504	$180,232	$662,464	$639,986
Adjusted EBITDA - Pharmacy Services: (k)
EBITDA from continuing operations (k)	$178,878	$141,117	$650,113	$583,154
Special items (j)	1,555	59,772	93,962	136,842
Adjusted EBITDA from continuing operations - Pharmacy Services (j)(k)	$180,433	$200,889	$744,075	$719,996

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s)
Unaudited

	Three months ended		Year ended
	December 31,		December 31,
	2009	2008 (b)	2009	2008 (b)
Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(20,458)	$(31,739)	$(94,382)	$(118,031)
Special items (j)	2,396	570	9,194	2,959
Adjusted EBIT - Corporate and Consolidating (j)	$(18,062)	$(31,169)	$(85,188)	$(115,072)
Adjusted EBITDA - Corporate and Consolidating: (k)
EBITDA (k)	$(13,775)	$(24,541)	$(66,276)	$(87,818)
Special items (j)	1,000	570	3,561	2,959
Adjusted EBITDA - Corporate and Consolidating (j)(k)	$(12,775)	$(23,971)	$(62,715)	$(84,859)
Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (c)	$34,291	$49,052	$156,707	$203,320
Reimbursable out-of-pockets (c)	(4,160)	(6,840)	(18,468)	(31,301)
Adjusted net sales - CRO Services (i)	$30,131	$42,212	$138,239	$172,019
Adjusted EBIT - CRO Services:
EBIT	$(5,578)	$4,896	$(3,578)	$15,908
Special items (j)	6,014	321	9,341	1,695
Adjusted EBIT - CRO Services (j)	$436	$5,217	$5,763	$17,603
Adjusted EBITDA - CRO Services: (k)
EBITDA (k)	$(5,165)	$5,370	$(1,696)	$17,744
Special items (j)	6,014	321	9,341	1,695
Adjusted EBITDA - CRO Services (j)(k)	$849	$5,691	$7,645	$19,439

DEFINITIONS:
GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").
Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Discontinued Operations - Summary Financial Data, Non-GAAP Basis (h)
(000s)
Unaudited

	Three months ended		Year ended
	December 31,		December 31,
	2009 (a)	2008 (a)(b)	2009 (a)	2008 (a)(b)

Net sales
Pharmacy Services - continuing operations	$1,505,405	$1,525,262	$6,009,502	$6,002,395
Pharmacy Services - discontinued operations	16,793	23,773	76,454	104,892
Total Pharmacy Services	1,522,198	1,549,035	6,085,956	6,107,287

CRO Services (i)	30,131	42,212	138,239	172,019

Total net sales - continuing operations (i)	1,535,536	1,567,474	6,147,741	6,174,414
Total net sales - discontinued operations	16,793	23,773	76,454	104,892
Total net sales (i)	$1,552,329	$1,591,247	$6,224,195	$6,279,306

Adjusted operating income (loss) (j)
Pharmacy Services - continuing operations (j)	$160,504	$180,232	$662,464	$639,986
Pharmacy Services - discontinued operations (a)	(3,684)	(2,465)	(32,492)	(6,566)
Total Pharmacy Services	156,820	177,767	629,972	633,420

CRO Services (j)	436	5,217	5,763	17,603
Corporate (j)	(18,062)	(31,169)	(85,188)	(115,072)

Total adjusted operating income - continuing operations (j)	142,878	154,280	583,039	542,517
Total adjusted operating loss - discontinued operations (a)	(3,684)	(2,465)	(32,492)	(6,566)
Total adjusted operating income (j)	$139,194	$151,815	$550,547	$535,951

Depreciation and amortization ("D&A")
Pharmacy Services - continuing operations	$19,929	$20,657	$81,611	$80,010
Pharmacy Services - discontinued operations	(839)	1,292	2,668	5,349
Total Pharmacy Services	19,090	21,949	84,279	85,359

CRO Services	413	474	1,882	1,836
Corporate (j)	5,287	7,198	22,473	30,213

Total D & A - continuing operations (j)	25,629	28,329	105,966	112,059
Total D & A - discontinued operations	(839)	1,292	2,668	5,349
Total D & A (j)	$24,790	$29,621	$108,634	$117,408

Loss from discontinued operations (a)
Loss from operations of disposal group, pretax	$(3,685)	$(2,472)	$(18,014)	$(6,607)
Income tax benefit	1,632	956	7,186	2,554
Loss from operations of disposal group, aftertax	(2,053)	(1,516)	(10,828)	(4,053)

Impairment charge, pretax	-	-	(14,492)	-
Income tax benefit on impairment charge	-	-	2,427	-
Impairment charge, aftertax	-	-	(12,065)	-

Loss from discontinued operations, aftertax	$(2,053)	$(1,516)	$(22,893)	$(4,053)

Loss from operations of disposal group per diluted share	$(0.02)	$(0.01)	$(0.09)	$(0.03)
Loss from impairment charge per diluted share	-	-	(0.10)	-
Loss from discontinued operations per diluted share	$(0.02)	$(0.01)	$(0.19)	$(0.03)

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(a)
In the second quarter of 2009, the Company commenced activities to divest certain home healthcare and related ancillary businesses (“the disposal group”) that are non-strategic in nature.  The disposal group, historically part of Omnicare’s Pharmacy Services segment, primarily represents ancillary businesses which accompanied other more strategic assets obtained by Omnicare in connection with the Company’s institutional pharmacy acquisition program.  The results from continuing operations for all periods presented have been revised to reflect the results of the disposal group as discontinued operations, including certain expenses of the Company related to the divestiture.  The Company anticipates completing the divestiture within twelve months.  All amounts disclosed herein relate to the Company’s continuing operations unless otherwise stated.  Also, in the second quarter of 2009, the disposal group recorded an impairment charge of approximately $14.5 million pretax ($12.1 million aftertax) to reduce the carrying value of the disposal group to fair value as of June 30, 2009.

(b)
Effective January 1, 2009, the Company retrospectively adopted the provisions of the new authoritative guidance regarding the accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).  Financial statements for all prior periods presented have been restated for this change in accounting.

(c)
In accordance with the authoritative guidance for income statement characterization of reimbursements received for ‘out-of-pocket’ expenses incurred, Omnicare has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales.  The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information.  This authoritative guidance relates solely to the Company’s contract research services business.

(d)
EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented.  Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(e)
The three months ended December 31, 2009 and 2008 continuing operations include the following special items and accounting change impacts totaling $17,159 and $67,332 pretax, respectively ($5,202 and $49,300 aftertax, respectively).  The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate:

(i)
For the three months ended December 31, 2009 and 2008, operating income includes restructuring and other related charges of $10,060 and $10,897 before taxes ($6,270 and $6,660 after taxes, or $0.05 and $0.06 per diluted share), respectively.  This charge relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative primarily designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth, as well as other realignment and right-sizing across the entire organization, including the CRO business.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(ii)
The three months ended December 31, 2009 and 2008 also include special litigation and other related charges of $5,688 and $48,124 before taxes ($(2,018) and $37,465 after taxes, or $(0.02) and $0.32 per diluted share), respectively.  The $5,688 pretax charge for the three months ended December 31, 2009 includes litigation-related professional expenses in connection with the investigation by the United States Attorney’s Office, District of Massachusetts, certain other large customer disputes, the Company’s lawsuit against UnitedHealth Group, Inc. and its affiliates (“United”) and the purported class and derivative actions.  Additionally, in connection with Omnicare’s participation in Medicare, Medicaid and other healthcare programs, the Company maintains a compliance program which establishes certain routine periodic monitoring of the accuracy of the Company’s billing systems and other regulatory compliance matters and encourages the reporting of errors and inaccuracies.  As a result of this program, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts are included in the pretax special item reflected above.  The $48,124 pretax charge for the three months ended December 31, 2008 relates primarily to litigation-related settlements and professional expenses in connection with the investigation by the United States Attorney’s Office, District of Massachusetts, the Company’s lawsuit against United, the investigation by the federal government and certain states relating to drug substitutions and certain other larger customer disputes.

(iii)
For the three months ended December 31, 2009, operating income includes a special charge/(credit) of $(6,360) before taxes ($(6,314) and $(46) was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($(3,923) after taxes, or $(0.03) per diluted share) which is primarily due to insurance recoveries relating to the previously disclosed quality control, product recall and fire issues at one of the Company’s repackaging locations (“Repack Matters”) partially offset by additional costs precipitated by the Repack Matters.  For the three months ended December 31, 2008, operating income includes a special charge of $1,642 before taxes ($1,356 and $286 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($1,004 after taxes, or $0.01 per diluted share) for costs associated with the Repack Matters.

(iv)
For the three months ended December 31, 2009, operating income included acquisition and other related costs/(credit) of $(819) before taxes ($(501) after taxes, or $(0.004) per diluted share) related to the implementation of the authoritative guidance for business combinations accounting change.  This amount primarily relates to a reduction in the Company’s original estimate of contingent consideration payable for acquisitions, partially offset by professional fees and acquisition related restructuring costs for 2009 acquisitions.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(v)
For the three months ended December 31, 2009, selling, general and administrative expenses included charges of $1,396 before taxes ($874 after taxes, or $0.01 per diluted share) relating to the prior implementation of the authoritative guidance for share-based payment accounting change, which primarily relates to non-cash stock option expense.  This guidance requires the Company to record compensation costs relating to share-based payment transactions, including stock options, in its consolidated financial statements, based on estimated fair values.  The incremental costs related to this authoritative guidance in the comparable prior period were not considered significant.

(vi)
For the three months ended December 31, 2009 and 2008, the Company recorded  amortization of discount on convertible notes of $7,194 and $6,669 before taxes ($4,500 and $4,171 after taxes, or $0.04 and $0.04 per diluted share), respectively, for a non-cash increase in pretax interest expense related to the accounting change for the retrospective adoption of the authoritative guidance for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).

(f)
The year ended December 31, 2009 and 2008 continuing operations include the following special items and accounting change impacts totaling $140,474 and $167,430 pretax, respectively ($92,582 and $110,755 aftertax, respectively).  The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate:

(i)
For the year ended December 31, 2009 and 2008, operating income includes restructuring and other related charges of $29,155 and $35,784 before taxes ($18,038 and $21,871 after taxes, or $0.15 and $0.18 per diluted share), respectively.  This charge relates to the implementation of the aforementioned “Omnicare Full Potential” Plan.

(ii)
The year ended December 31, 2009 and 2008 also include special litigation and other related charges of $77,449 and $99,267 before taxes ($53,589 and $68,724 after taxes, or $0.46 and $0.58 per diluted share), respectively.  The $77,449 pretax charge for the year ended December 31, 2009 includes litigation-related settlements and professional expenses in connection with the investigation by the United States Attorney’s Office, District of Massachusetts, the Company’s lawsuit against United, certain other large customer disputes, the Company’s response to subpoenas related to other legal proceedings to which the Company is not a party and the purported class and derivative actions.  Additionally, in connection with Omnicare’s participation in Medicare, Medicaid and other healthcare programs, the Company maintains a compliance program which establishes certain routine periodic monitoring of the accuracy of the Company’s billing systems and other regulatory compliance matters and encourages the reporting of errors and inaccuracies.  As a result of this program, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts are included in the

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

pretax special item reflected above.  The $99,267 pretax charge for the year ended December 31, 2008 relates primarily to litigation-related settlements and professional expenses in connection with the investigation by the United States Attorney’s Office, District of Massachusetts, the Company’s lawsuit against United, certain other larger customer disputes, the purported class and derivative actions, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas related to other legal proceedings to which the Company is not a party.
(iii)
For the year ended December 31, 2009, operating income includes special charges/(credit) of $(1,139) before taxes ($(2,642) and $1,503 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($(705) after taxes, or $(0.01) per diluted share) which is primarily due to insurance recoveries relating to the previously disclosed Repack Matters, partially offset by additional costs precipitated by the Repack Matters.  For the year ended December 31, 2008, operating income includes special charges of $6,445 before taxes ($5,531 and $914 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($3,940 after taxes, or $0.03 per diluted share) for costs associated with the Repack Matters.

(iv)
For the year ended December 31, 2009, operating income included acquisition and other related costs of $1,399 before taxes ($866 after taxes, or $0.01 per diluted share) related to the implementation of the authoritative guidance for business combinations accounting change.  These expenses were primarily related to professional fees and acquisition related restructuring costs for 2009 acquisitions, partially offset by reductions in the Company’s original estimate of contingent consideration payable for acquisitions.

(v)
For the year ended December 31, 2009, selling, general and administrative expenses included charges of $5,633 before taxes ($3,485 after taxes, or $0.03 per diluted share) relating to the prior implementation of the authoritative guidance for share-based payment accounting change, which primarily relates to non-cash stock option expense.  This guidance requires the Company to record compensation costs relating to share-based payment transactions, including stock options, in its consolidated financial statements, based on estimated fair values.  The incremental costs related to the prior implementation of this authoritative guidance in the comparable prior period were not considered significant.

(vi)
For the year ended December 31, 2009 and 2008, the Company recorded  amortization of discount on convertible notes of $27,977 and $25,934 before taxes ($17,309 and $16,220 after taxes, or $0.15 and $0.14 per diluted share), respectively, for a non-cash increase in pretax interest expense related to the accounting change for the retrospective adoption of the authoritative guidance for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(g)
Income tax expense for the three months and year ended December 31, 2009 was reduced by approximately $13 million and $32 million ($0.11 and $0.27 per diluted share), respectively, primarily due to the reversal of certain unrecognized tax benefits for tax positions settled through the expiration of statutes of limitations.

(h)
Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information.  Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company's performance through focusing on the results generated by the Company's ongoing core operations and by excluding certain non-cash charges, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results.  Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(i)
The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to the authoritative guidance for income statement characterization of reimbursements received for “out-of-pocket” expenses incurred, as previously discussed in footnote (c) above.

(j)
The noted presentation for the three months and year ended December 31, 2009 and 2008 excludes the special items and accounting change impacts discussed in footnotes (e) and (f) above, respectively.  Management believes these items are not related to Omnicare’s ordinary course of business and/or are non-cash in nature, as previously discussed in footnote (h) above.

(k)
EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization.  Omnicare uses EBITDA primarily as an indicator of the Company’s ability to service its debt, and believes that certain investors find EBITDA to be a useful financial measure for the same purpose.  However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity.  Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(l)
Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company.  Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements.  Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.

(m)
Net cash flows from operating activities during the three months and year ended December 31, 2009 were unfavorably impacted by a payment of approximately $63 million due to the previously disclosed settlement with the United States Attorney’s Office, District of Massachusetts.